                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                Current Report Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): March 29, 2005

                        Blonder Tongue Laboratories, Inc.
             (Exact Name of registrant as specified in its charter)

               Delaware                    1-14120                 52-1611421
      (State or other jurisdiction (Commission File Number)    (I.R.S. Employer
           of incorporation)                                 Identification No.)

                One Jake Brown Road, Old Bridge, New Jersey 08857
               (Address of principal executive offices) (Zip Code)

       Registrant's telephone number, including area code: (732) 679-4000

                                 Not Applicable
          (Former name or former address, if changed since last report)

Check  the  appropriate  box  below  if the  Form  8-K  filing  is  intended  to simultaneously  satisfy the filing obligation of the registrant under any of the following provisions:

[_]  Written  communications  pursuant to Rule 425 under the  Securities Act (17
     CFR 230.425)

[_]  Soliciting  material pursuant to Rule 14a-12 under the Exchange Act (17 CFR
     240.14a-12)

[_]  Pre-commencement   communications  pursuant  to  Rule  14d-2(b)  under  the
     Exchange Act (17 CFR 240.14d-2(b))

[_]  Pre-commencement   communications  pursuant  to  Rule  13e-4(c)  under  the
     Exchange Act (17 CFR 240.13e-4(c))

Item 1.01     Entry into a Material Definitive Agreement

Amendment to Loan and Security Agreement

On March 30, 2005, Blonder Tongue Laboratories,  Inc. (the "Company") executed a
Third Amendment to Loan and Security  Agreement (the  "Amendment") with Commerce
Bank, NA (the  "Bank").  The  Amendment  amends the Loan and Security  Agreement dated March 20, 2002, as amended ("Loan  Agreement").  The Amendment (i) extends the maturity  date of the  Company's  line of credit  until April 1, 2006,  (ii)
provides for an interest rate on the line of credit of the prime rate plus 2.0%, with a floor of 5.5%, (iii) waives the applicability of the consolidated pre-tax income  covenant for the quarter  ended  December 31,  2004,  (iv)  suspends the applicability of the cash flow coverage ratio covenant until March 31, 2006, and
(v) imposes a financial covenant requiring the Company to achieve certain levels of consolidated  pre-tax income on a quarterly basis  commencing with the fiscal quarter ended March 31, 2005. Upon a default under the Loan Agreement, including the  non-payment  of  principal  or  interest,  the  obligations  under the Loan
Agreement may be accelerated.  The Amendment also waived the Company's inability to meet one of its financial  covenants as required  under the Loan Agreement as of December 31, 2004.

Stock Option Grants to Executive Officers

On March 29, 2005, the  Compensation  Committee of the Board of Directors of the
Company  granted an option to purchase  shares of the Company's  common stock to each of its executive  officers other than the Chief  Executive  Officer and the
President.  The executive  officers who received an option are Peter Daly, Emily
Nikoo,  Norman  Westcott,  Eric Skolnik,  Allen  Horvath and Kant Mistry.  These
executive officers received an option to purchase 15,000 shares, except Mr. Daly who  received an option to purchase  5,000  shares.  All of these  options  were granted pursuant to the Company's 1995 Long Term Incentive Plan,  except for the option to purchase  5,000 shares  granted to Mr. Daly which was issued under the
Company's 2005 Employee Equity  Incentive Plan ("2005 Plan").  This grant to Mr.
Daly is subject to approval of the 2005 Plan at the Company's  Annual Meeting of
Stockholders to be held on May 24, 2005. The options will become  exercisable on
May 31,  2005 and will  expire  on March 28,  2015.  The  exercise  price of the options is $3.84 per share,  but is subject to increase if the fair market value of the common  stock is higher  than $3.84 per share on the second  trading  day following the date of public  disclosure of the Company's  financial results for the fiscal year ended  December 31, 2004. If higher,  the exercise price will be equal to the fair market  value  (equal to the mean  average of the high and low selling prices as reported on the American  Stock  Exchange) of the common stock on the  second  trading  day  following  the date of  public  disclosure  of the
Company's financial results for the fiscal year ended December 31, 2004.

Criteria under Bonus Plan

On March 29, 2005, the  Compensation  Committee of the Board of Directors of the
Company determined that the following executive officers will be participants in the  Blonder  Tongue  Executive  Officer  Bonus Plan for the fiscal  year ending
December 31, 2005 ("Bonus Year"): Peter Daly, Alan Horvath James A. Luksch, Kant
Mistry , Emily Nikoo,  Robert J. Palle, Jr., Eric Skolnik,  and Norman Westcott.

These  participants  will be  entitled  to share in a Bonus  Pool  based  upon a subjectively  determined  allocation,  which has not yet been  finalized  by the
Compensation  Committee.  The Bonus  Pool will be equal to the sum of (i) thirty percent  (30%) of the first  $1,000,000  (or portion  thereof) of the  Company's pre-tax income,  plus (ii) twenty percent (20%) of the Company's pre-tax income, in excess of $1,000,000,  but less than or equal to  $2,000,000,  plus (iii) ten percent (10%) of the Company's pre-tax income, in

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excess  of  $2,000,000,  all as set  forth on the  Company's  audited  financial statements  for the  Bonus  Year (in all cases  calculated  before  taking  into account any accrual for such Bonus Pool);  provided,  however,  that in no event will the Bonus Pool exceed the sum of the Base Salary (as defined  below) of all participants,  in the  aggregate.  The  maximum  bonus  that  may be paid to any participant,  regardless  of  the  size  of  the  Bonus  Pool,  is  100%  of the participant's  base  salary as of January 1 in any Bonus Year  ("Base  Salary").
Also, no bonus will be paid to any  participant  unless the Bonus Pool equals or exceeds $90,000.

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                                    SIGNATURE

     Pursuant to the  requirements  of the Securities  Exchange Act of 1934, the
Registrant  has duly  caused  this  report  to be  signed  on its  behalf by the undersigned hereunto duly authorized.

                                    BLONDER TONGUE LABORATORIES, INC.

                                    By: /s/ Eric Skolnik
                                        Eric Skolnik
                                        Senior Vice President and Chief
                                        Financial Officer

Date: April 4, 2005

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